As filed with the Securities and Exchange Commission on April 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OHR PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0577933
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 Third Avenue, 11th Floor

New York, New York 10022

(212) 682-8452

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Irach Taraporewala

Chief Executive Officer

Ohr Pharmaceutical, Inc.

800 Third Avenue, 11th Floor

New York, New York 10022

(212) 682-8452

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

James Kardon, Esq.

Hahn & Hessen LLP

488 Madison Avenue

New York, New York 10022

(212) 478-7250

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration No. 333-193434

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common stock, par value $0.0001	300,000	$10.00	$3,000,000	$386

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(2)	The registrant previously registered securities at an aggregate offering price not to exceed $15,000,000 on a Registration Statement on Form S-3 (File No. 333-193434), which was declared effective by the Securities and Exchange Commission on January 31, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,000,000 is hereby registered.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-193434), originally filed by the Registrant on January 17, 2014, as amended (the “Prior Registration Statement”), and which the SEC declared effective on January 31, 2014.

This Registration Statement is being filed for the sole purpose of increasing by 300,000 shares the number of shares of common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 8th of April, 2014.

Ohr Pharmaceutical, Inc.

By:	/s/ Irach Taraporewala
Irach Taraporewala
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Sam Backenroth
Sam Backenroth Chief Financial Officer and Controller (principal financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irach Taraporewala	CEO and Director	April 8, 2014
Irach Taraporewala

/s/ Irach Taraporewala, attorney in fact	Director	April 8, 2014
Ira Greenstein

/s/ Irach Taraporewala, attorney in fact	Director	April 8, 2014
Orin Hirschman

/s/ Irach Taraporewala, attorney in fact	Director	April 8, 2014
June Almenoff

/s/ Irach Taraporewala, attorney in fact	Director	April 8, 2014
Thomas Riedhammer

EXHIBIT INDEX

5.1*	Opinion of Hahn & Hessen LLP.

23.1*	Consent of MaloneBailey LLP.

23.2*	Consent of Hahn & Hessen LLP (included in Exhibit 5.1).

24.1+	Power of Attorney

*	Filed herewith.
+	Incorporated by reference from the Prior Registration Statement.